Q4 FY19 Earnings Release Supplemental Material October 3, 2019 1

Safe Harbor Statement Certain statements made within this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “preliminary,” or “range,” and include, without limitation, the Company’s outlook for the first quarter and the full year of Fiscal Year 2020, and risks associated with the ability to achieve a successful outcome for its portfolio brands and to otherwise achieve its business strategies. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning those risks and uncertainties are readily available in the Company’s filings with the U.S. Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Where indicated, certain financial information herein has been presented on a non-GAAP basis. This basis adjusts for non- recurring items that management believes are not indicative of the Company’s underlying operating performance. These measures may not be directly comparable to similar measures used by other companies and should not be considered a substitute for performance measures in accordance with GAAP such as operating income and net income. Additionally, a reconciliation of the projected non-GAAP operating income, which is a forward-looking non-GAAP financial measure, to operating income, the most directly comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, costs associated with the wind down of Dressbarn, asset impairments, and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude such items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as restructuring costs and impairments of certain long-lived intangible assets, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. Reference should be made to today’s earnings release for the nature of such adjustments and for a reconciliation of such non-GAAP measures to the Company’s financial results prepared in accordance with GAAP. 2

Q4 FY19 Earnings Summary GAAP non-GAAP (a) Q4 FY19 Q4 FY18 Q4 FY19 Q4 FY18 Comp sales growth Flat 4% Gross margin 54.3% 58.1% 54.3% 58.1% BD&O 18.9% 19.2% 18.9% 19.9% SG&A 28.9% 30.2% 28.9% 30.8% Operating (loss) income ($M) (353.8) 32.0 15.6 24.4 EPS from continuing operations ($2.12) $0.08 ($0.13) ($0.01) (a) Excludes non-GAAP adjustments such as non-cash impairment charges of goodwill and intangible assets, tangible asset impairments and restructuring expenses as well as the 53rd week in Fiscal 2018. Reference should be made to today’s earnings release for the nature of such adjustments and for a reconciliation of such non-GAAP measures to the Company’s financial results prepared in accordance with GAAP. 3

Q4 Results vs. 6/10/19 Guidance (non-GAAP basis - excludes Value segment) Actual Guidance Total company sales $1.228B $1.175B to $1.215B Comparable sales (2.0%) Down 5% to down 3% Gross margin 54.4% 55.0% to 55.5% Depreciation and amortization $65M ~$64M Adjusting operating (loss) income $13M ($15M) to $5M 4

Q4 FY19 Sales Summary Segment Sales Mix Comparable Sales Growth Q4 FY19 Q4 FY18 Premium Fashion 1% 5% Ann Taylor Flat 1% LOFT 2% 7% Kids 18% Plus Fashion (4%) 2% Premium 43% Lane Bryant (3%) 2% Catherines (8%) 3% Plus 23% Kids Fashion (5%) 15% Value Fashion 12% (5%) Value 16% Total Company Flat 4% 5

Q4 and Q3 FY19 End-of-Period Inventory (Cost) vs. Prior Year 31% Q3 Q4 27% 16% 7% 4% 3% 2% 2% (5%) (14%) Premium Value Plus Kids Total Fashion Fashion Fashion Fashion Company 6

Q4 FY19 Capital Structure / Cash Flow  Capital expenditures: $32 million  Ending cash and equivalents: $328 million  Ending net debt: $1,044 million(a)  Ending net debt to TTM EBITDA: ~5.5x(b)  TTM EBITDA cash interest coverage: ~2.0x(b,c)  Current liquidity: $725 million(d) (a) Reflects term loan balance of $1,372M and quarter-end cash and equivalents balance; asset-based revolver undrawn at quarter end (b) Ending debt net of cash and equivalents to TTM non-GAAP EBITDA of $191 million (excludes maurices) (c) Based on TTM average Term Loan balance of $1,372 million and TTM average interest rate of approximately 6.9% (d) Ending cash and equivalents plus $397 million of availability under the asset based revolver 7

Real Estate Summary Q4 FY19 Q4 FY18 Store Store Store Store Store Locations Locations Locations Locations Locations End of Q3 Opened Closed End of Q4 End of Q4 Premium Fashion 964 1 (3) 962 976 Ann Taylor 294 0 (1) 293 304 LOFT 670 1 (2) 669 672 Value Fashion* 661 0 (45) 616 730 Plus Fashion 1,063 0 (22) 1,041 1,097 Lane Bryant 731 0 (10) 721 749 Catherines 332 0 (12) 320 348 Kids Fashion 831 0 (5) 826 847 Company* 3,519 1 (75) 3,445 3,650 * Excludes 972 stores from Value Fashion and Company for Q4 FY18 8

Q1 FY20 Guidance – (non-GAAP basis – excluding Value Segment) Q1 FY20 Guide Q1 FY19 Total sales $1.100B to $1.125B $1.147B Comparable sales Down low single digits +6% Gross margin 59.3% to 59.8% 60.3% Depreciation and amortization ~$61M $64M Adjusted operating income $15M to $35M $32M For full year Fiscal 2020, we expect capital spending in the range of $80M to $100M 9